EXHIBIT 10.3

TO:	Maribec Health Products Inc.

AND TO:	Desmond Ste. Marie

RE:	Exercise of Option to Purchase Maribec Health Products Inc.

WHEREAS Excellence Health Group Inc. (“EHG”) and Desmond Ste. Marie (“Ste. Marie”) entered into an Option Agreement dated February 7, 2019 (the “Option Agreement”), a copy of which is attached as Appendix “A” to this Notice of Exercise;

AND WHEREAS on or about February 8, 2019 EHG changed its corporate name to Instadose Pharma Corp. (“Instadose Pharma”);

AND WHEREAS Ste. Marie is the registered owner of Maribec Health Products Inc. (“Maribec”);

AND WHEREAS pursuant to the terms of the Option Agreement, Instadose Pharma was granted an option to purchase the Shares of Maribec from Ste. Marie (the “Option”);

AND WHEREAS accompanying this Option Notice (the “Notice”) is a bank draft issued by Instadose Pharma to Ste. Marie in an amount equal to the Option Price; and

AND WHEREAS all capitalized terms contained in this Notice shall have the meaning attributable to such terms in the Option Agreement.

NOTICE OF OPTION EXERCISE

In accordance with and pursuant to the terms of the Option Agreement, Instadose Pharma hereby elects to exercise the Option in full. Please accept this Notice as written evidence of the same.

Dated this 11th day of March, 2021

INSTADOSE PHARMA CORP.

Per:
Name: Grant F. Sanders
Title: Chief Executive Officer

Appendix “A”

Option Agreement

See attached.